Exhibit 99.1


         Form of Certification Pursuant to Section 1350 of Chapter 63
                     of Title 18 of the United States Code
                     -------------------------------------


     I, Donald Puglisi, the Managing Trustee of ANZ Exchangeable Preferred Trust, certify that (i) the N-SAR Annual Report for the year ended December 31, 2000 fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and (ii) the information contained in the N-SAR Annual Report for the year ended December 31, 2000 fairly presents, in all material respects, the financial condition and results of operations of ANZ Exchangeable Preferred Trust.



                                              /s/ Donald J. Puglisi
                                              -----------------------------
                                              Donald J. Puglisi*
                                              Managing Trustee
                                              April 9, 2003



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* Person functions as the equivalent of Chief Executive Officer and Chief
Financial Officer of ANZ Exchangeable Preferred Trust.